WSFS Bank Center	WSFS Bank Place	1
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

EXHIBIT 99.1
FOR IMMEDIATE RELEASE	Investor Relations Contact: Andrew Basile
(302) 504-9857; abasile@wsfsbank.com
January 26, 2026	Media Contact: Connor Peoples
(215) 864-5645; cpeoples@wsfsbank.com

WSFS REPORTS 4Q 2025 EPS OF $1.34 AND ROA OF 1.33%
RESULTS DRIVEN BY LOAN AND DEPOSIT GROWTH
2025 FULL-YEAR EPS OF $5.09 AND ROA OF 1.36%

Wilmington, DE — WSFS Financial Corporation (Nasdaq: WSFS), the parent company of WSFS Bank, today announced its financial results for the full year and fourth quarter of 2025.
Selected financial results and metrics are as follows:

(Dollars in millions, except per share data)	4Q 2025	3Q 2025	4Q 2024	2025	2024
Net interest income	$187.4	$184.0	$178.2	$726.1	$705.4
Fee revenue	84.5	86.5	83.3	339.9	340.9
Total net revenue	271.9	270.5	261.5	1,066.0	1,046.4
Provision for credit losses	12.7	6.6	8.0	49.2	61.4
Noninterest expense	162.0	163.1	169.1	636.2	637.7
Net income attributable to WSFS	72.7	76.4	64.2	287.3	263.7
Pre-provision net revenue (PPNR)(1)	109.9	107.4	92.4	429.8	408.7
Earnings per share (EPS) (diluted)	1.34	1.37	1.09	5.09	4.41
Return on average assets (ROA) (a)	1.33%	1.44%	1.21%	1.36%	1.27%
Return on average equity (ROE) (a)	10.5	11.3	9.7	10.7	10.4
Fee revenue as % of total net revenue	31.0	31.9	31.8	31.8	32.5
Efficiency ratio	59.5	60.2	64.6	59.6	60.9
See “Notes”
GAAP results for the periods shown include items that are excluded from core results. Below is a summary of the financial effects of these items. In 4Q 2025, these items include an unrealized write-down of an equity investment, an increase to our Visa B derivative liability, and early extinguishment of senior debt. For additional detail, refer to the Non-GAAP Reconciliation in the back of this earnings release.

	4Q 2025		3Q 2025		4Q 2024		2025		2024
(Dollars in millions, except per share data)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)
Fee revenue	$(5.6)	$(0.08)	$(1.5)	$(0.02)	$0.1	$—	$(7.0)	$(0.10)	$5.1	$0.06
Noninterest expense	1.1	0.02	0.9	0.01	2.1	0.03	2.0	0.03	3.4	0.04
Income tax impacts	(1.6)	(0.03)	(0.6)	(0.01)	(0.4)	(0.01)	(2.1)	(0.04)	0.5	0.01
(1) As used in this press release, PPNR is a non-GAAP financial measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) provision for credit losses. For a reconciliation of this and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	2
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
CEO Commentary
Rodger Levenson, Chairman, CEO and President, said, "2025 was a very successful year for WSFS. Tangible book value per share(2) increased 21% to $33.11, full-year core EPS(2) of $5.21 represented a 19% increase from the prior year, and core ROA(2) of 1.39% increased 13bps when compared with 2024. These results reflect growth across all of our businesses, underscoring our diversified business model.
"Our fourth quarter results were strong, with a core EPS of $1.43, reflecting 29% year-over-year growth and a core ROA of 1.42%, an increase of 18bps year-over-year.
"These quarterly results were driven by strong performance in our fee-based businesses, led by 13% year-over-year growth in Wealth and Trust. In addition, we had the highest quarterly Commercial loan funding in over two years, led by C&I as we continue to take market share and support ongoing client investment.
"Overall, WSFS enters 2026 with positive momentum as we move into the second year of our Strategic Plan. Finally, a special thank you to our over 2,300 highly talented Associates for their commitment and dedication this past year, delivering on our Mission and Strategy of 'We Stand for Service'."

(2) As used in this press release, core EPS, core ROA, and tangible book value per share are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	3
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Highlights for 4Q 2025:
•Core EPS of $1.43 compared to $1.40 for 3Q 2025, and $1.11 for 4Q 2024, reflecting a year-over-year increase of 29%.
•Core ROA of 1.42% compared to 1.48% for 3Q 2025 and 1.24% for 4Q 2024, reflecting a year-over-year increase of 18bps.
•Wealth and Trust continued to deliver double-digit (13%) year-over-year growth.
◦WSFS Institutional Services® ended 2025 as the securitization industry's fourth most active trustee for U.S. ABS and MBS according to Asset-Backed Alert's ABS Database.
•Broad-based 2% quarter-over-quarter loan growth, led by 4% growth in C&I and continued momentum in WSFS-originated consumer loans and residential mortgage which grew 5%.
•2% quarter-over-quarter growth in client deposits with strong noninterest demand growth of 6% due to WSFS Institutional Services® and Private Wealth Management.
•Issued $200 million of Fixed-to-Floating Senior Notes due 2035, with a fixed interest rate of 5.375% for the first five years. The proceeds from this issuance were concurrently used to redeem $150 million of Fixed-to-Floating Senior Notes due 2030 (3 Month Term SOFR + 248bps).
•Repurchased $109.3 million of common stock (3.7% of outstanding shares(3)) and paid quarterly dividends of $9.2 million, for a total capital return of $118.5 million.

(3) 4Q 2025 repurchases represent 3.7% of outstanding shares as of September 30, 2025.

WSFS Bank Center	WSFS Bank Place	4
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Fourth Quarter 2025 Discussion of Financial Results
Balance Sheet
The following table summarizes loan and lease balances and composition at December 31, 2025 compared to September 30, 2025 and December 31, 2024:

Loans and Leases
(Dollars in millions)	December 31, 2025		September 30, 2025		December 31, 2024
Commercial & industrial (C&I)(4)	$4,766	36%	$4,587	36%	$4,652	36%
Commercial mortgage	3,916	30	3,856	30	4,031	31
Construction	1,024	7	1,004	7	832	6
Commercial small business leases	603	5	617	5	648	5
Total commercial loans and leases	10,309	78	10,064	78	10,163	78
Residential mortgage	1,120	9	1,062	8	992	8
Consumer	1,894	14	1,897	15	2,086	16
Gross loans and leases	13,323	101%	13,023	101%	13,241	102%
Allowance for Credit Losses (ACL)	(179)	(1)	(183)	(1)	(195)	(2)
Net loans and leases	$13,144	100%	$12,840	100%	$13,046	100%
At December 31, 2025, WSFS’ gross loan and lease portfolio increased $299.6 million, or 2% (not annualized), when compared with September 30, 2025. The increase was driven by growth in C&I (4%), commercial mortgage (2%), residential mortgage (5%), and the WSFS-originated consumer loan portfolio (5%) which was offset by continued runoff of the Spring EQ loans.
Gross loans and leases at December 31, 2025 increased 1% when compared with December 31, 2024. Excluding the impacts from the sale of the Upstart portfolio and runoff of Spring EQ, gross loans and leases increased 3%, with growth in construction loans (23%), C&I (2%), residential mortgage (13%), and WSFS-originated consumer loans (16%). These increases were partially offset by a 3% decline in commercial mortgage.

(4) Includes owner-occupied real estate.

WSFS Bank Center	WSFS Bank Place	5
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
The following table summarizes client deposit balances and composition at December 31, 2025 compared to September 30, 2025 and December 31, 2024:

Client Deposits
(Dollars in millions)	December 31, 2025		September 30, 2025		December 31, 2024
Noninterest demand	$5,577	32%	$5,237	31%	$4,988	29%
Interest-bearing demand	2,884	16	2,966	17	2,973	17
Savings	1,410	8	1,408	8	1,466	9
Money market	5,762	33	5,536	32	5,472	32
Total core deposits	15,633	89	15,147	88	14,899	87
Time deposits	2,009	11	2,079	12	2,131	13
Total client deposits	$17,642	100%	$17,226	100%	$17,030	100%
Total client deposits increased by $416.3 million, or 2% (not annualized), when compared with September 30, 2025, with growth in Trust, Private Wealth Management and Consumer, partially offset by seasonal outflows of municipal deposits. Noninterest demand deposits grew 6% and comprise over 30% of total client deposits.
Total client deposits increased by $612.7 million, or 4% from December 31, 2024, including noninterest demand deposit growth of 12%, both led by growth in Trust and Private Wealth Management.
The deposit base remains well-diversified, with 54% of quarterly average client deposits coming from the Commercial, Small Business, and Wealth and Trust businesses. No- and low-cost checking accounts represented 48% of average total client deposits with a weighted average cost of 32bps for the quarter. The loan-to-deposit ratio(5) was 74% at December 31, 2025, providing capacity to fund additional loan growth.

(5) Ratio of net loans and leases to total client deposits.

WSFS Bank Center	WSFS Bank Place	6
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Net Interest Income

	Three Months Ending
(Dollars in millions)	December 31, 2025	September 30, 2025	December 31, 2024
Net interest income before purchase accretion	$186.0	$182.6	$175.8
Purchase accounting accretion	1.4	1.4	2.4
Net interest income	$187.4	$184.0	$178.2

Net interest margin before purchase accretion	3.80%	3.88%	3.75%
Purchase accounting accretion	0.03	0.03	0.05
Net interest margin	3.83%	3.91%	3.80%
Net interest income increased $3.3 million, or 2% (not annualized), compared to 3Q 2025, primarily driven by lower deposit costs, higher cash balances from deposit growth, and loan growth.
Net interest income increased $9.1 million, or 5%, compared to 4Q 2024, driven by lower deposit costs as well as higher cash balances from growth in deposits. The increase was partially offset by lower loan yields and lower average loan balances driven by the Upstart loan sale and runoff of the Spring EQ portfolio.
Total loan yields were 6.40%, a decrease of 24bps when compared to 3Q 2025, driven by the impacts of rate cuts and a one-time prior-quarter interest recovery. Total client deposit costs were 1.45% and interest-bearing deposit costs were 2.17%, decreases of 17bps and 20bps, respectively, compared to the prior quarter, driven by deposit repricing actions.
Net interest margin of 3.83% decreased 8bps compared to 3Q 2025 primarily due to lower loan yields as described above. The decrease was partially offset by lower deposit costs, deposit mix, and loan growth. Net interest margin increased 3bps from 4Q 2024 due to lower deposit costs and higher cash balances, partially offset by lower loan balances and loan yields.

WSFS Bank Center	WSFS Bank Place	7
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Asset Quality

(Dollars in millions)	December 31, 2025	September 30, 2025	December 31, 2024
Problem assets(6)	$535.9	$629.7	$645.0
Delinquencies (n)	168.4	104.7	121.8
Nonperforming assets (n)	72.1	72.6	127.4
Net charge-offs on loans and leases	15.2	9.9	10.2
Total net credit costs (r)	12.0	8.4	8.7
Problem assets to total Tier 1 capital plus ACL on loans and leases	21.98%	26.64%	26.21%
Classified assets to total Tier 1 capital plus ACL on loans and leases	17.59	19.20	21.40
Ratio of nonperforming assets to total assets (n)	0.34	0.35	0.61
Delinquencies (n) to gross loans (i)	1.27	0.81	0.92
Ratio of quarterly net charge-offs to average gross loans	0.46	0.30	0.31
Ratio of allowance for credit losses to total loans and leases (q)	1.36	1.41	1.48
Ratio of allowance for credit losses to nonaccruing loans (n)	250	254	160
See “Notes”
Problem assets decreased by $93.8 million (4.66% of Tier 1 capital plus ACL on loans and leases), primarily due to favorable net migration, and ended the year at the lowest level in over two years. Nonperforming assets were essentially flat compared to September 30, 2025 and down approximately 40% compared to December 31, 2024.
Delinquencies increased $63.7 million (46bps of gross loans) compared to September 30, 2025 due to several previously identified problem assets moving to delinquent status in the quarter. Approximately $19 million of this increase relates to nonperforming loans. The remaining increase is primarily driven by three CRE loans which are well-secured.
Net charge-offs increased $5.3 million to $15.2 million, or 46bps (annualized) of average gross loans during the quarter, primarily due to the partial charge-off of a nonperforming land development loan. Excluding Upstart, which was largely divested in 3Q 2025, net charge-offs for the year were 40bps of average gross loans.
Total net credit costs of $12.0 million increased $3.6 million compared to 3Q 2025 as provision increased primarily due to net loan growth.
The ACL on loans and leases was $179.6 million as of December 31, 2025, a decrease of $3.6 million when compared to September 30, 2025, and the ACL coverage ratio decreased 5bps to 1.36%. These decreases were primarily due to the partial charge-off of a nonperforming loan as well as favorable payoffs and net migration.

(6) Problem assets includes all criticized, classified, and nonperforming loans as well as other real estate owned (OREO).

WSFS Bank Center	WSFS Bank Place	8
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Core Fee Revenue(7)
Core fee revenue (noninterest income) of $90.1 million increased $2.1 million, or 2% (not annualized), compared to 3Q 2025. The increase was driven by broad-based growth of 9% across Wealth and Trust in WSFS Institutional Services®, Private Wealth Management, and the Bryn Mawr Trust Company of Delaware (BMT of DE). The increase was partially offset by a decline in Cash Connect®, driven by lower volume and rates (which was more than offset in noninterest expense).
Core fee revenue increased $6.9 million, or 8%, compared to 4Q 2024. The increase is driven by double-digit growth across Wealth and Trust, Capital Markets, and WSFS Home Lending. These increases were partially offset by a $2.1 million decrease in Cash Connect®, primarily due to lower volume and interest rates. For the full year 2025, Wealth and Trust delivered 16% year-over-year growth, with 35% in WSFS Institutional Services® and 19% in BMT of DE.
For 4Q 2025, our core fee revenue ratio(7) was 32.4% compared to 32.3% in 3Q 2025 and 31.8% in 4Q 2024. Fee revenue diversification is a differentiator with further growth opportunities expected.

(7) As used in this press release, core fee revenue and core fee revenue ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	9
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Core Noninterest Expense(8)
Core noninterest expense of $160.9 million decreased $1.2 million, or 1% (not annualized), compared to 3Q 2025. The decrease is primarily due to lower commitment reserves and timing-related loan workout costs as well as a decrease in Cash Connect® external funding costs due to lower rates and lower ATM volume. The decrease was partially offset by higher salaries and benefits, driven by higher performance-based incentive accruals.
Core noninterest expense decreased $6.1 million, or 4%, compared to 4Q 2024. The decrease was primarily driven by a $4.8 million decline in Cash Connect® external funding costs due to lower volume and rates as well as $1.9 million of one-time expenses associated with a client termination in 4Q 2024.
Excluding the Cash Connect® impacts, core noninterest expense increased $0.6 million, or less than 1%, compared to 4Q 2024, primarily due to higher salaries and benefits, mainly as a result of talent additions in key business areas and performance-based increases. The increase was partially offset by lower professional fees.
Our core efficiency ratio(8) was 57.9% in 4Q 2025, compared to 59.5% in 3Q 2025 and 63.8% in 4Q 2024, reflecting our focus on expense discipline while continuing to invest in the franchise.
Income Taxes
We recorded a $24.5 million income tax provision in 4Q 2025, compared to $24.4 million in 3Q 2025 and $20.2 million in 4Q 2024. The increase compared to 4Q 2024 was primarily due to higher income before taxes and certain tax credits recognized in 2024.
The effective tax rate was 25.2% in 4Q 2025 compared to 24.2% in 3Q 2025 and 23.9% in 4Q 2024. The increase in effective tax rate compared to 3Q 2025 is primarily due to higher nondeductible expenses and higher state taxes. The increase in effective tax rate compared to 4Q 2024 is attributable to lower tax credits in 2025.

(8) As used in this press release, core noninterest expense and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	10
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Capital Management
Capital ratios remain strong and are all substantially in excess of the “well-capitalized” regulatory benchmarks at December 31, 2025, with a Common Equity Tier 1 capital ratio and Tier 1 capital ratio of 13.92%, Tier 1 leverage ratio of 10.59%, and Total Risk-based capital ratio of 15.67%.
WSFS’ total stockholders’ equity decreased $14.7 million, or 1% (not annualized), during 4Q 2025. The decrease was primarily due to capital returns to stockholders of $118.5 million (comprised of $109.3 million from share repurchases and $9.2 million from quarterly dividends), partially offset by quarterly earnings of $72.7 million and a decrease in accumulated other comprehensive loss of $29.1 million, driven by market-value increases on available-for-sale investment securities.
WSFS’ tangible common equity(9) decreased $11.0 million, or 1% (not annualized), compared to September 30, 2025, primarily due to the reasons described above. WSFS’ common equity to assets ratio decreased 36bps to 12.85% during the quarter, and our tangible common equity to tangible assets ratio(9) was 8.69% at December 31, 2025, a decrease of 27bps, compared to the prior quarter.
At December 31, 2025, book value per share was $51.27, an increase of $1.60, or 3% (not annualized), from September 30, 2025, and tangible book value per share was $33.11, an increase of $1.00, or 3% (not annualized), from September 30, 2025, primarily due to capital returns during the quarter. Book value per share increased $7.12, or 16%, and tangible book value per share increased $5.81, or 21%, compared to 4Q 2024.
During 4Q 2025, WSFS repurchased 2,029,468 shares of common stock for an aggregate of $109.3 million. As of December 31, 2025, WSFS has 3,621,207 shares, or approximately 7% of outstanding shares, available for repurchase under its current authorizations. Full-year total capital returned to stockholders through share repurchases and quarterly dividends was $324.7 million.
The Board of Directors approved a quarterly cash dividend of $0.17 per share of common stock. This dividend will be paid on February 27, 2026 to stockholders of record as of February 13, 2026.

(9) As used in this press release, tangible common equity and tangible common equity to tangible assets ratio are non-GAAP financial measures. These non-GAAP financial measures exclude goodwill and intangible assets and the related tax-effected amortization. For a reconciliation of these and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	11
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Selected Business Segments (included in previous results):
Wealth and Trust
The Wealth and Trust segment provides a broad array of planning and advisory services, investment management, trust services, credit and deposit products to individual, corporate, and institutional Clients.
Selected quarterly performance results and metrics are as follows:

(Dollars in millions, except where otherwise noted)	December 31, 2025	September 30, 2025	December 31, 2024
Net interest income	$27.2	$24.0	$23.1
Provision for credit losses	1.0	(0.1)	0.4
Fee revenue(10)	46.2	42.3	40.3
Noninterest expense(10)	32.1	32.0	29.9
Pre-tax income	40.2	34.4	33.1
Performance Metrics
WSFS Institutional Services® and BMT of DE fee revenue	$31.3	$27.6	$24.1
Private Wealth Management fee revenue	15.5	14.8	15.8
AUM/AUA (in billions)(11)	97.4	93.4	89.4
Wealth and Trust pre-tax income was $40.2 million, which increased $5.8 million, or 17% (not annualized), compared to 3Q 2025, driven by increases in fee revenue of $3.9 million, or 9%, and net interest income of $3.2 million, or 13%.
The increase in fee revenue was due to higher transaction and agency fees across WSFS Institutional Services® and BMT of DE, as well as higher AUM in Private Wealth Management. The increase in net interest income was due to higher deposit balances in Corporate Trust and Private Wealth Management.
Wealth and Trust pre-tax income increased $7.1 million, or 21%, compared to 4Q 2024, driven by increases in fee revenue of $5.9 million, or 15%, and net interest income of $4.2 million, or 18%. These increases were partially offset by an increase in noninterest expense of $2.3 million, or 8%.
The increase in fee revenue was driven by growth in WSFS Institutional Services® and BMT of DE, the increase in net interest income was due to higher deposit balances in Corporate Trust and Private Wealth Management, and the increase in noninterest expense was primarily from performance-based incentives.
AUM/AUA increased to $97.4 billion at the end of 4Q 2025, representing growth of 4% quarter-over-quarter and 9% year-over-year, driven by Client and account growth as well as market appreciation.

(10) Includes intercompany allocation of revenue and expense.
(11) Represents Assets Under Management and Assets Under Administration, in billions.

WSFS Bank Center	WSFS Bank Place	12
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Cash Connect®
Cash Connect® is a premier provider of ATM vault cash, smart safe and cash logistics services in the United States, servicing non-bank ATMs and smart safes nationwide and supporting ATMs for WSFS Bank Clients with one of the largest branded ATM networks in our region.
Selected quarterly financial results and metrics are as follows:

(Dollars in millions)	December 31, 2025	September 30, 2025	December 31, 2024
Net revenue(12)	$20.7	$22.0	$21.8
Noninterest expense(13)	18.1	19.6	25.2
Pre-tax income	2.6	2.3	(3.4)
Performance Metrics
Average cash managed	$1,292	$1,386	$1,585
Number of serviced non-bank ATMs and smart safes	35,958	36,511	38,574
Number of WSFS owned and branded ATMs	488	524	567
Net profit margin	12.70%	10.64%	(15.40)%
ROA	2.11%	1.67%	(2.63)%
Cash Connect® net profit margin increased 206bps to 12.70% compared to 3Q 2025. When excluding the impacts from a nonrecurring client termination in 4Q 2024, net profit margin(14) increased 720bps year-over-year.
Pre-tax income of $2.6 million in 4Q 2025 increased $0.3 million, or 12% (not annualized), compared to 3Q 2025, driven by lower cost of non-earning cash. Net revenue decreased $1.3 million and noninterest expense decreased $1.6 million compared to 3Q 2025, both driven by lower volume and interest rates.
Excluding the previously mentioned client termination in 4Q 2024, pre-tax income(14) increased $1.3 million, net revenue(14) decreased by $3.9 million, and noninterest expense(14) decreased $5.2 million year-over-year. The increase in pretax income was driven by the impact of interest rates (lower revenues were more than offset by lower expenses), pricing initiatives (increased revenues), and expense optimization. These impacts were partially offset by lower ATM and managed services volume, which also resulted in lower revenues and noninterest expense.

(12) Includes intercompany allocation of income and net interest income.
(13) Includes intercompany allocation of expense.
(14) As used in this press release, adjusted net profit margin, adjusted pre-tax income, adjusted net revenue, and adjusted noninterest expense are non-GAAP financial measures. These measures exclude the impact of a nonrecurring client termination in 4Q 2024. For a reconciliation of these and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	13
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Fourth Quarter 2025 Earnings Release Conference Call
Management will conduct a conference call to review 4Q 2025 results at 1:00 p.m. Eastern Time (ET) on Tuesday, January 27, 2026. Interested parties may access the conference call live on our Investor Relations website (https://investors.wsfsbank.com). For those who cannot access the live conference call, a replay will be accessible shortly after the event concludes through our Investor Relations website.
About WSFS Financial Corporation
WSFS Financial Corporation is a multibillion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally headquartered bank and wealth management franchise in the Greater Philadelphia and Delaware region. As of December 31, 2025, WSFS Financial Corporation had $21.3 billion in assets on its balance sheet and $97.4 billion in assets under management and administration. WSFS operates from 113 offices, 87 of which are banking offices, located in Pennsylvania (58), Delaware (37), New Jersey (14), Florida (2), Nevada (1) and Virginia (1) and provides comprehensive financial services including commercial banking, consumer banking, treasury management, and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Bryn Mawr Trust Advisors, LLC, Bryn Mawr Trust®, The Bryn Mawr Trust Company of Delaware, Cash Connect®, NewLane Finance®, WSFS Wealth® Management, LLC, WSFS Institutional Services®, WSFS Mortgage®, and WSFS Wealth® Investments. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

WSFS Bank Center	WSFS Bank Place	14
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Forward-Looking Statements
This press release contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, difficult market conditions and unfavorable economic trends in the United States generally and in financial markets, particularly in the markets in which the Company operates and in which its loans are concentrated, including difficult and unfavorable conditions and trends related to housing markets, costs of living, unemployment levels, interest rates, supply chain issues, inflation, and economic growth; possible additional loan losses and impairment of the collectability of loans; the Company's level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs and complying with government-imposed foreclosure moratoriums; the credit risk associated with the substantial amount of commercial real estate, commercial and industrial, and construction and land development loans in the Company's loan portfolio; changes in market interest rates, which may increase funding costs and reduce earning asset yields and thus reduce margin; the impact of changes in interest rates and changes in the credit quality and strength of underlying collateral and the effect of such changes on the market value of the Company's investment securities portfolio, which could impact market confidence in the Company's operations; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company's operations, and potential expenses associated with complying with such regulations; the Company's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms; the impacts related to or resulting from bank failures and other economic industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions; changes in trade, monetary and fiscal policies and stimulus programs, laws and regulations and other activities of governments, agencies, and similar organizations, and the uncertainty of the short- and long-term impacts of such changes; any impairments of the Company's goodwill or other intangible assets; the success of the Company's growth plans across our WSFS Bank, Cash Connect® and/or Wealth and Trust segments; the Company's ability to successfully integrate and fully realize the cost savings and other benefits of its acquisitions, manage risks related to business disruption following those acquisitions, and post-acquisition Client acceptance of the Company's products and services and related Client disintermediation; negative perceptions or publicity with respect to the Company generally and, in particular, the Company's Wealth and Trust business; failure of the financial and/or operational controls of the Company's Cash Connect® and/or Wealth and Trust segments; adverse judgments or other resolution of pending and future legal proceedings, and cost incurred in defending such proceedings; the Company's reliance on third parties for certain important functions, including the operation of its core systems, and any failures by such third parties; system failures or cybersecurity incidents or other breaches of the Company's network security, particularly given remote working arrangements; any actual or perceived failure or deficiency in the use of artificial intelligence by the Company or third-party vendors or service providers; the Company's ability to recruit and retain key Associates; the effects of weather, including climate change, and natural disasters such as floods, droughts, wind, tornadoes, wildfires and hurricanes as well as effects from geopolitical instability, armed conflicts, public health crises and man-made disasters including terrorist attacks; the effects of regional or national civil unrest (including any resulting branch or ATM closures or damage); possible changes in the speed of loan prepayments by the Company's Clients and loan origination or sales volumes; possible changes in market valuations and/or the speed of prepayments of mortgage-backed securities (MBS) due to changes in the interest rate environment, and the related acceleration of premium amortization on prepayments in the event that prepayments accelerate; regulatory limits on the Company's ability to receive dividends from its subsidiaries, and pay dividends to its stockholders; any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; any compounding effects or unexpected interactions of the risks discussed above; and other risks and uncertainties, including those discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and other documents filed by the Company with the Securities and Exchange Commission from time to time.

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this press release, the terms "WSFS," "the Company," "registrant," "we," "us," and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise.

WSFS Bank Center	WSFS Bank Place	15
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited)

	Three months ended			Twelve months ended
(Dollars in thousands, except per share data)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Interest income:
Interest and fees on loans	$212,247	$218,250	$226,886	$863,254	$918,381
Interest on mortgage-backed securities	24,526	24,202	24,995	98,004	102,024
Interest and dividends on investment securities	2,170	2,180	2,188	8,722	8,739
Other interest income	18,256	13,789	9,270	49,708	34,438
	257,199	258,421	263,339	1,019,688	1,063,582
Interest expense:
Interest on deposits	65,847	71,185	78,541	278,260	308,676
Interest on Federal Home Loan Bank advances	980	586	828	3,453	2,967
Interest on senior and subordinated debt	1,520	1,089	2,354	5,772	9,690
Interest on trust preferred borrowings	1,483	1,524	1,655	6,048	6,910
Interest on other borrowings	16	14	1,754	68	29,901
	69,846	74,398	85,132	293,601	358,144
Net interest income	187,353	184,023	178,207	726,087	705,438
Provision for credit losses	12,669	6,566	8,036	49,206	61,410
Net interest income after provision for credit losses	174,684	177,457	170,171	676,881	644,028
Noninterest income:
Credit/debit card and ATM income	16,804	18,487	20,545	72,343	88,710
Investment management and fiduciary revenue	45,127	41,272	39,763	169,454	146,945
Deposit service charges	6,972	7,001	6,844	27,528	26,664
Mortgage banking activities, net	2,127	2,091	1,634	8,359	7,565
Loan and lease fee income	2,084	2,089	1,939	7,068	6,681
Unrealized loss on equity investment, net	(4,057)	—	—	(4,057)	—
Realized gain on sale of equity investment, net	—	939	123	957	2,309
Other income	15,464	14,592	12,459	58,246	62,046
	84,521	86,471	83,307	339,898	340,920
Noninterest expense:
Salaries, benefits and other compensation	93,548	91,661	87,503	356,831	332,682
Occupancy expense	8,340	8,498	9,118	35,560	37,579
Equipment expense	13,501	12,933	12,922	52,940	47,744
Data processing and operations expense	5,195	5,045	4,829	19,945	18,281
Professional fees	5,420	4,942	7,083	21,271	20,164
Marketing expense	2,639	2,178	1,969	8,437	7,824
FDIC expenses	2,544	2,739	2,912	10,294	12,166
Loss on debt extinguishment	1,151	352	—	1,503	—
Loan workout and other credit costs	(696)	1,802	646	2,975	2,123
Corporate development expense	55	171	61	(44)	473
Restructuring expense	(126)	398	2,193	532	2,193
Other operating expenses	30,402	32,337	39,890	125,923	156,460
	161,973	163,056	169,126	636,167	637,689
Income before taxes	97,232	100,872	84,352	380,612	347,259
Income tax provision	24,538	24,405	20,197	93,363	83,764
Net income	72,694	76,467	64,155	287,249	263,495
Less: Net income (loss) attributable to noncontrolling interest	16	18	(47)	(100)	(176)
Net income attributable to WSFS	$72,678	$76,449	$64,202	$287,349	$263,671
Diluted earnings per share of common stock:	$1.34	$1.37	$1.09	$5.09	$4.41
Weighted average shares of common stock outstanding for fully diluted EPS	54,369,944	55,960,833	59,078,572	56,471,144	59,738,889
See “Notes”

WSFS Bank Center	WSFS Bank Place	16
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited) - continued

	Three months ended			Twelve months ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Performance Ratios:
Return on average assets (a)	1.33%	1.44%	1.21%	1.36%	1.27%
Return on average equity (a)	10.51	11.25	9.66	10.71	10.40
Return on average tangible common equity (a)(o)	16.91	18.31	16.17	17.55	17.91
Net interest margin (a)(b)	3.83	3.91	3.80	3.87	3.82
Efficiency ratio (c)	59.46	60.17	64.57	59.57	60.85
Noninterest income as a percentage of total net revenue (b)	31.03	31.91	31.80	31.83	32.53
See “Notes”

WSFS Bank Center	WSFS Bank Place	17
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024
Assets:
Cash and due from banks	$1,326,339	$1,199,540	$722,722
Cash in non-owned ATMs	363,926	364,733	430,320
Investment securities, available-for-sale	3,542,246	3,502,159	3,510,648
Investment securities, held-to-maturity	968,331	979,698	1,015,161
Other investments	32,524	46,691	31,765
Net loans and leases (e)(f)(l)	13,143,600	12,840,383	13,045,917
Goodwill and intangibles	969,903	973,677	988,160
Other assets	967,207	933,534	1,069,610
Total assets	$21,314,076	$20,840,415	$20,814,303
Liabilities and Stockholders’ Equity:
Noninterest-bearing deposits	$5,576,598	$5,236,956	$4,987,753
Interest-bearing deposits	12,065,890	11,989,262	12,042,055
Total client deposits	17,642,488	17,226,218	17,029,808
Federal Home Loan Bank advances	—	—	51,040
Other borrowings	302,682	255,099	332,567
Other liabilities	640,831	616,317	821,512
Total liabilities	18,586,001	18,097,634	18,234,927
Stockholders’ equity of WSFS	2,738,545	2,753,273	2,589,752
Noncontrolling interest	(10,470)	(10,492)	(10,376)
Total stockholders' equity	2,728,075	2,742,781	2,579,376
Total liabilities and stockholders' equity	$21,314,076	$20,840,415	$20,814,303
Capital Ratios:
Equity to asset ratio	12.85%	13.21%	12.44%
Tangible common equity to tangible asset ratio (o)	8.69	8.96	8.08
Common equity Tier 1 capital (required: 4.5%; well capitalized: 6.5%) (g)	13.92	14.39	13.81
Tier 1 leverage (required: 4.00%; well-capitalized: 5.00%) (g)	10.59	11.11	10.96
Tier 1 risk-based capital (required: 6.00%; well-capitalized: 8.00%) (g)	13.92	14.39	13.81
Total risk-based capital (required: 8.00%; well-capitalized: 10.00%) (g)	15.67	16.19	15.77
Asset Quality Indicators:
Nonperforming assets:
Nonaccruing loans (t)(n)	$71,898	$72,148	$122,181
Assets acquired through foreclosure	200	439	5,204
Total nonperforming assets	$72,098	$72,587	$127,385
Past due loans (h)(n)	$22,416	$14,295	$9,202
Troubled loans (u)(n)	144,267	156,803	151,288
Allowance for credit losses	182,500	185,504	195,288
Ratio of nonperforming assets to total assets (n)	0.34%	0.35%	0.61%
Ratio of allowance for credit losses to total loans and leases (q)	1.36	1.41	1.48
Ratio of allowance for credit losses to nonaccruing loans (n)	250	254	160
Ratio of quarterly net charge-offs to average gross loans (a)(e)(i)	0.46	0.30	0.31
Ratio of year-to-date net charge-offs to average gross loans (a)(e)(i)	0.45	0.45	0.40
See “Notes”

WSFS Bank Center	WSFS Bank Place	18
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET (Unaudited)

(Dollars in thousands)	Three months ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)
Assets:
Interest-earning assets:
Loans: (e) (j)
Commercial loans and leases (p)	$5,227,764	$85,605	6.51%	$5,229,187	$87,722	6.67%	$5,234,307	$89,784	6.84%
Commercial real estate loans (s)	4,916,393	79,765	6.44	4,831,359	82,914	6.81	4,939,610	84,415	6.80
Residential mortgage	1,059,006	14,056	5.31	1,002,442	13,711	5.47	953,099	12,604	5.29
Consumer loans	1,896,878	31,498	6.59	1,908,700	32,548	6.77	2,112,283	39,039	7.35
Loans held for sale	69,230	1,323	7.58	75,418	1,355	7.13	49,455	1,044	8.40
Total loans and leases	13,169,271	212,247	6.40	13,047,106	218,250	6.64	13,288,754	226,886	6.80
Mortgage-backed securities (d)	4,136,381	24,526	2.37	4,090,178	24,202	2.37	4,295,179	24,995	2.33
Investment securities (d)	367,731	2,170	2.66	366,450	2,180	2.66	366,981	2,188	2.64
Other interest-earning assets	1,795,895	18,256	4.03	1,227,761	13,789	4.46	765,240	9,270	4.82
Total interest-earning assets	$19,469,278	$257,199	5.25%	$18,731,495	$258,421	5.48%	$18,716,154	$263,339	5.61%
Allowance for credit losses	(184,484)			(190,837)			(196,740)
Cash and due from banks	166,442			176,874			189,730
Cash in non-owned ATMs	347,883			393,148			387,114
Bank owned life insurance	36,946			36,553			36,350
Other noninterest-earning assets	1,861,713			1,887,865			1,917,671
Total assets	$21,697,778			$21,035,098			$21,050,279
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Interest-bearing demand	$2,861,099	$7,163	0.99%	$2,825,284	$7,870	1.11%	$2,843,613	$8,460	1.18%
Savings	1,413,087	1,652	0.46	1,433,399	1,723	0.48	1,480,650	1,922	0.52
Money market	5,708,666	38,871	2.70	5,581,010	42,378	3.01	5,323,856	44,797	3.35
Time deposits	2,047,200	18,158	3.52	2,077,815	19,214	3.67	2,155,891	23,362	4.31
Total interest-bearing client deposits	12,030,052	65,844	2.17	11,917,508	71,185	2.37	11,804,010	78,541	2.65
Brokered deposits	315	3	3.78	—	—	—	—	—	—
Total interest-bearing deposits	12,030,367	65,847	2.17	11,917,508	71,185	2.37	11,804,010	78,541	2.65
Federal Home Loan Bank advances	86,957	980	4.47	50,215	586	4.63	71,331	828	4.62
Trust preferred borrowings	91,001	1,483	6.47	90,952	1,524	6.65	90,806	1,655	7.25
Senior and subordinated debt	159,787	1,520	3.81	148,766	1,089	2.93	218,593	2,354	4.31
Other borrowed funds	20,846	16	0.30	16,504	14	0.34	171,873	1,754	4.06
Total interest-bearing liabilities	$12,388,958	$69,846	2.24%	$12,223,945	$74,398	2.41%	$12,356,613	$85,132	2.74%
Noninterest-bearing demand deposits	5,955,352			5,493,161			5,289,024
Other noninterest-bearing liabilities	621,484			633,625			772,531
Stockholders’ equity of WSFS	2,742,480			2,694,883			2,643,325
Noncontrolling interest	(10,496)			(10,516)			(11,214)
Total liabilities and equity	$21,697,778			$21,035,098			$21,050,279
Excess of interest-earning assets over interest-bearing liabilities	$7,080,320			$6,507,550			$6,359,541
Net interest and dividend income		$187,353			$184,023			$178,207
Interest rate spread			3.01%			3.07%			2.87%
Net interest margin			3.83%			3.91%			3.80%
See “Notes”

WSFS Bank Center	WSFS Bank Place	19
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

(Dollars in thousands, except per share data)	Three months ended			Twelve months ended
Stock Information:	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Market price of common stock:
High	$58.86	$59.67	$62.75	$59.67	$62.75
Low	49.92	52.58	47.87	42.44	40.20
Close	55.24	53.93	53.13	55.24	53.13
Book value per share of common stock	51.27	49.67	44.15
Tangible common book value (TBV) per share of common stock (o)	33.11	32.11	27.30
Number of shares of common stock outstanding (000s)	53,410	55,427	58,657
Other Financial Data:
One-year repricing gap to total assets (k)	8.37%	5.86%	2.26%
Weighted average duration of the MBS portfolio	5.8 years	6.0 years	5.9 years
Unrealized losses on securities available for sale, net of taxes	$(376,545)	$(400,669)	$(537,790)
Number of Associates (FTEs) (m)	2,335	2,338	2,309
Number of offices (branches, LPO’s, operations centers, etc.)	113	114	114
Number of WSFS owned and branded ATMs	488	524	567
Notes:
(a)Annualized.
(b)Computed on a fully tax-equivalent basis.
(c)Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.
(d)Includes securities held-to-maturity (at amortized cost) and securities available-for-sale (at fair value).
(e)Net of unearned income.
(f)Net of allowance for credit losses.
(g)Represents capital ratios of Wilmington Financial Corporation and subsidiaries. Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.
(h)Accruing loans which are contractually past due 90 days or more as to principal or interest. Balance includes student loans, which are U.S. government guaranteed with little risk of credit loss.
(i)Excludes loans held for sale and reverse mortgage loans.
(j)Nonperforming loans are included in average balance computations.
(k)The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(l)Includes loans held for sale and reverse mortgages.
(m)Includes seasonal Associates, when applicable.
(n)Includes loans held for sale.
(o)The Company uses non-GAAP (United States Generally Accepted Accounting Principles) financial information in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP financial measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(p)Includes commercial & industrial loans and commercial small business leases.
(q)Reflects allowance for credit losses on loans and leases over the amortized cost of the total portfolio.
(r)Includes provision for credit losses, loan workout expenses, OREO expenses and other credit costs.
(s)Includes commercial mortgage and commercial construction loans.
(t)Includes nonaccruing troubled loans.
(u)Represents loans modified in the form of principal forgiveness, interest rate reduction, an other-than-insignificant payment delay, or a term extension to borrowers experiencing financial difficulty.

WSFS Bank Center	WSFS Bank Place	20
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Dollars in thousands, except per share data)
(Unaudited)

Non-GAAP Reconciliation (o):	Three months ended			Twelve months ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net interest income (GAAP)	$187,353	$184,023	$178,207	$726,087	$705,438
Core net interest income (non-GAAP)	187,353	184,023	178,207	726,087	705,438
Noninterest income (GAAP)	84,521	86,471	83,307	339,898	340,920
Plus: Unrealized loss on equity investments, net	(4,057)	—	—	(4,057)	—
Less: Realized gain on sale of equity investment, net	—	939	123	957	2,309
(Plus)/less: Visa derivative valuation adjustment	(1,500)	(2,429)	—	(3,929)	2,829
Core fee revenue (non-GAAP)	$90,078	$87,961	$83,184	$346,927	$335,782
Core net revenue (non-GAAP)	$277,431	$271,984	$261,391	$1,073,014	$1,041,220
Core net revenue (non-GAAP)(tax-equivalent)	$277,957	$272,482	$261,811	$1,074,980	$1,042,785
Noninterest expense (GAAP)	$161,973	$163,056	$169,126	$636,167	$637,689
Less: FDIC special assessment	—	—	—	—	880
Less: Loss on debt extinguishment	1,151	352	—	1,503	—
Less/(plus): Corporate development expense	55	171	61	(44)	473
(Plus)/less: Restructuring expense	(126)	398	2,193	532	2,193
Plus: Remeasurement of lease liability	—	—	(112)	—	(112)
Core noninterest expense (non-GAAP)	$160,893	$162,135	$166,984	$634,176	$634,255
Core efficiency ratio (non-GAAP)	57.9%	59.5%	63.8%	59.0%	60.8%
Core fee revenue ratio (non-GAAP) (b)	32.4%	32.3%	31.8%	32.3%	32.2%

	End of period
	December 31, 2025	September 30, 2025	December 31, 2024
Total assets (GAAP)	$21,314,076	$20,840,415	$20,814,303
Less: Goodwill and other intangible assets	969,903	973,677	988,160
Total tangible assets (non-GAAP)	$20,344,173	$19,866,738	$19,826,143
Total stockholders’ equity of WSFS (GAAP)	$2,738,545	$2,753,273	$2,589,752
Less: Goodwill and other intangible assets	969,903	973,677	988,160
Total tangible common equity (non-GAAP)	$1,768,642	$1,779,596	$1,601,592

Tangible common book value (TBV) per share:
Book value per share (GAAP)	$51.27	$49.67	$44.15
Tangible common book value per share (non-GAAP)	33.11	32.11	27.30
Tangible common equity to tangible assets:
Equity to asset ratio (GAAP)	12.85%	13.21%	12.44%
Tangible common equity to tangible assets ratio (non-GAAP)	8.69	8.96	8.08

WSFS Bank Center	WSFS Bank Place	21
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended			Twelve months ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP net income attributable to WSFS	$72,678	$76,449	$64,202	$287,349	$263,671
Plus/(less): Pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, loss on debt extinguishment, corporate development and restructuring expense, and remeasurement of lease liability	6,637	2,411	2,019	9,020	(1,704)
(Less)/plus: Tax impact of pre-tax adjustments	(1,637)	(589)	(445)	(2,097)	485
Adjusted net income (non-GAAP) attributable to WSFS	$77,678	$78,271	$65,776	$294,272	$262,452

GAAP return on average assets (ROA)	1.33%	1.44%	1.21%	1.36%	1.27%
Plus/(less): Pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, loss on debt extinguishment, corporate development and restructuring expense, and remeasurement of lease liability	0.12	0.05	0.04	0.04	(0.01)
(Less)/plus: Tax impact of pre-tax adjustments	(0.03)	(0.01)	(0.01)	(0.01)	—
Core ROA (non-GAAP)	1.42%	1.48%	1.24%	1.39%	1.26%

Earnings per share (diluted) (GAAP)	$1.34	$1.37	$1.09	$5.09	$4.41
Plus/(less): Pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, loss on debt extinguishment, corporate development and restructuring expense, and remeasurement of lease liability	0.12	0.04	0.03	0.16	(0.03)
(Less)/plus: Tax impact of pre-tax adjustments	(0.03)	(0.01)	(0.01)	(0.04)	0.01
Core earnings per share (non-GAAP)	$1.43	$1.40	$1.11	$5.21	$4.39

Calculation of return on average tangible common equity:
GAAP net income attributable to WSFS	$72,678	$76,449	$64,202	$287,349	$263,671
Plus: Tax effected amortization of intangible assets	2,782	2,864	2,965	11,538	11,893
Net tangible income (non-GAAP)	$75,460	$79,313	$67,167	$298,887	$275,564
Average stockholders’ equity of WSFS	$2,742,480	$2,694,883	$2,643,325	$2,682,068	$2,535,737
Less: Average goodwill and intangible assets	972,332	976,270	990,762	979,420	996,899
Net average tangible common equity	$1,770,148	$1,718,613	$1,652,563	$1,702,648	$1,538,838
Return on average tangible common equity (non-GAAP)	16.91%	18.31%	16.17%	17.55%	17.91%

WSFS Bank Center	WSFS Bank Place	22
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended			Twelve months ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Calculation of PPNR:
Net income (GAAP)	$72,694	$76,467	$64,155	$287,249	$263,495
Plus: Income tax provision	24,538	24,405	20,197	93,363	83,764
Plus: Provision for credit losses	12,669	6,566	8,036	49,206	61,410
PPNR (non-GAAP)	$109,901	$107,438	$92,388	$429,818	$408,669
Plus/(less): Pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, loss on debt extinguishment, corporate development and restructuring expense, and remeasurement of lease liability	6,637	2,411	2,019	9,020	(1,704)
Core PPNR (non-GAAP)	$116,538	$109,849	$94,407	$438,838	$406,965

	Three months ended
	December 31, 2025	September 30, 2025	December 31, 2024
Calculation of adjusted Cash Connect® net profit margin:
Cash Connect® net revenue	$20,735	$22,043	$21,823
Plus: Impact of client termination	—	—	2,818
Adjusted Cash Connect® net revenue	$20,735	$22,043	$24,641
Cash Connect® noninterest expense	$18,073	$19,637	$25,183
Less: Client termination expense	—	—	(1,898)
Adjusted Cash Connect® noninterest expense	$18,073	$19,637	$23,285
Cash Connect® pre-tax income	$2,634	$2,346	$(3,360)
Plus: Impact of client termination	—	—	4,716
Adjusted Cash Connect® pre-tax income	$2,634	$2,346	$1,356
GAAP Cash Connect® net profit margin	12.70%	10.64%	(15.40)%
Adjusted Cash Connect® net profit margin	12.70%	10.64%	5.50%